UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10
Amendment No. 2
General Form for Registration of Securities
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

American Gene Engineer Corp.
(Exact name of registrant as specified in its charter)

Delaware	27-3983637
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

521 Fifth Avenue, Suite 1712
New York, New York 10175
(Address of Registrant's Principal Executive Offices, including Zip Code)

(212) 292-4231
(Registrant's telephone number, including area code)

with copies to:

Matthew Chang, Esq.
Chiang Law office, P.C.
101A Clay Street, Unit 286
San Francisco, CA 94111
(415)370-6731
matthew@chianglawpc.com

Securities to be Registered pursuant to Section 12(b) of the Act:

None

Securities to be Registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANARY NOTE

American Gene Engineer Corp. (the “Company”) is filing this Amendment No. 2 (the “Amended Filing”) to its Registration Statement on Form 10-12G/A filed with the Securities and Exchange Commission on August 11, 2014 (the “Original Filing”) for the sole purpose of updating Item 15—Financial Statements and Exhibits to include an updated consent of independent registered public accounting firm as Exhibit 23.1.

Except as described above, this Amended Filing does not amend, update, or change any items, financial statements, or other disclosures in the Original Filing, and does not reflect events occurring after the filing of the Original Filing, including as to any exhibits to the Original Filing affected by subsequent events. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filing. Accordingly, this Amended Filing should be read in conjunction with the Original Filing.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

 (b) Exhibits

Index to Exhibits

Exhibit No.	Description
3.1*	Articles of Incorporation filed with the Secretary of State of the State of Delaware on November 15, 2010.

3.2*	Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on February 21, 2014.

3.3*	Bylaws

10.1*	Form of Subscription Agreement

10.2*	Office Lease between Prime Office Centers 521, LLC and the Company dated March 13, 2014.

23.1* *	Consent of GBH CPAs, PC

*Previously filed as an exhibit to this Registration Statement

**File herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on August 27, 2014.

American Gene Engineer Corp.
By:	/s/ Ming Lin
Ming Lin
Chief Executive Officer
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

*	President and Chief Executive Officer and Director	August 27, 2014
Ming Lin	(Principal Executive Officer)

*	Chairman, Chief Financing Officer and Director	August 27, 2014
Han-Chen Li	(Principal Financial Officer and Principal Accounting Officer)

* /s/ Ming Lin		August 27, 2014
Ming Lin, as attorney-in-fact